EXHIBIT 10.1

NONFUNDED DEFERRED COMPENSATION AND UNIT AWARD PLAN FOR
NON--EMPLOYEE DIRECTORS

          1.          Each member of the Board of Directors of Minerals Technologies Inc. (the "Company") who is not an employee of the Company or of any of its subsidiaries (an "Independent Director") may elect on or before the last business day of any calendar month to have payment of all or a specified part of all fees payable to him or her for services as a director during the following calendar month and thereafter paid in cash on a current basis or deferred until he or she ceases to be a director of the Company. The form of any such deferral may be either in cash or in units that are valued by reference to, or otherwise based on, or related to, the Company's Common Stock, as described in paragraph 3 ("Units"). An election as to cash or deferral and form of deferral shall be made by written notice to the Secretary of the Company. Any such election may be terminated, or may be modified as to amount of deferral or form of deferral, with regard to fees to be paid during the following calendar month and thereafter by written notice to the Secretary of the Company on or before the last business day of the calendar month preceding the calendar month in which such fees would otherwise be payable. Modifying the form of deferral of fees previously deferred may be done as of the first day of any calendar month by giving written instructions to the Secretary of the Company before such date. No more than two modifications of the form of deferral, whether as to fees previously deferred or as to fees to be paid, may be made in any calendar year. Units awarded pursuant to paragraph 2 shall not be affected by any such election.

          2. In addition, each Independent Director shall be awarded Units pursuant to the following schedule:

    Each director upon joining the Board shall be awarded 500 Units.
    Each director who continues in office on the date of any annual meeting of stockholders shall be awarded 500 Units, effective as of such date.
    A director who serves as the chair of the Audit Committee of the Board shall be awarded annually a number of Units valued at $12,000, in quarterly installments of Units valued at $3,000 on the first business day of each calendar quarter.
    A director who serves as the chair of the Compensation Committee or of the Corporate Governance Committee of the Board shall be awarded annually a number of Units valued at $9,000, in quarterly installments of Units valued at $2,250 on the first business day of each calendar quarter.
    A director who serves as a member of the Audit Committee of the Board shall be awarded annually a number of Units valued at $9,000, in quarterly installments of Units valued at $2,250 on the first business day of each calendar quarter.
    A director who serves as a member of the Compensation Committee or of the Corporate Governance Committee of the Board shall be awarded annually a number of Units valued at $6,000, in quarterly installments of Units valued at $1,500 on the first business day of each calendar quarter.

          3.          As fees are deferred by each director and as Units are awarded to him or her pursuant to paragraph 2, they shall be credited to a general ledger account (the "Deferred Directors Fees Account") established for such purpose on the Company's books. At the director's election, the credit for deferred fees shall be in the form of either (a) the dollar amount of the fees deferred or (b) a number of Units, calculated to the nearest thousandth of a Unit, determined by dividing the dollar amount of fees deferred by the closing market price of the Company's Common Stock on the date such fees accrue, as published in The Wall Street Journal in its report of New York Stock Exchange Composite Transactions. In the case of Units awarded pursuant to paragraph 2, the director's account shall be credited with the number of Units so awarded on the date specified in said paragraph.

          Dollar balances in a director's account shall be credited with interest at a rate equal to the rate of return for Fund I in the Minerals Technologies Inc. Savings and Investment Plan, compounded monthly. Units in a director's account shall be marked to market monthly.

          Whenever a dividend is declared, the number of units in the director's account shall be increased by the result of the following calculations: (i) the number of Units in the director's account multiplied by any cash dividend declared by the Company on a share of its Common Stock, divided by the closing market price of such Common Stock on the date such dividends would otherwise have been paid, as published in The Wall Street Journal in its report of New York Stock Exchange Composite Transactions; and (ii) the number of Units in the director's account multiplied by any stock dividend declared by the Company on a share of its Common Stock. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company including, but not limited to a stock split or splits, other than a stock dividend as provided above, an appropriate adjustment shall be made in the number of units credited to the director's account.

          4.          At least one year before a director ceases to be a director of the Company, the director may elect, or may modify an election previously made, to receive payment of the director's interest in the Deferred Directors Fees Account in a lump sum or in annual installments, and may elect to have such lump sum payment made or annual installment payments begin either in (a) the year in which the electing director ceases to be a director of the Company, or (b) the year following the year in which the electing director ceases to be a director of the Company. Such payment or payments shall be valued as of the first business day of the month in which they are to be made. In the absence of an election, such payments will begin in January of the year following the director's ceasing to be a director of the Company and will be made in five annual installments, valued as of the first business day of each applicable January. In the event a director ceases to be a director of the Company within one year of the director's election or most recent modification of the election provided for herein, then the most recent previous election made by such director at least one year prior to the director's termination of service shall be deemed to remain in effect.

          With respect to all Units in the Deferred Directors Fees Account, the amount payable to the director in each instance shall be determined by multiplying the number of Units by the closing market price of the Company's Common Stock on the valuation date, as provided above in this paragraph 4.

          If the director receives the balance of his or her account in annual installments, the first annual installment shall be a fraction of the value of the balance of the director's account on the valuation prior to the date of such payment, the numerator of which fraction is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Each subsequent annual installment shall be calculated in the same manner except that the denominator shall be reduced by the number of annual installments that have been previously paid.

          5.          If a director should die before full payment of all amounts credited to his or her account, such amounts shall be paid to the director's designated beneficiary or beneficiaries or to the director's estate, in a single sum payment to be made as soon as practicable following the first valuation date after the director's death. A director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the director's death. At any time, and from time to time, any such designation may be changed or canceled by the director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice submitted to the Secretary of the Company and shall not be effective until received by the Secretary. If a director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the director has designated otherwise. If the director has named no beneficiary, or if all of the designated beneficiaries have predeceased the director, the beneficiary shall be the director's estate.

          6.          A director's election to defer fees shall continue until the director ceases to be a director unless the director earlier terminates the election with respect to future fees by written notice delivered to the Secretary of the Company. Any such notice shall become effective as of the end of the calendar month in which the notice is received by the Secretary. Amounts credited to the account of a director prior to the effective date of the notice shall not be affected thereby and shall be paid to the director in accordance with paragraph 4 (or paragraph 5 in the event of his death) above. The Units awarded to the director pursuant to paragraph 2 shall not be affected by any such election.

          7.          The right of a director to any fees or Units credited to his or her account shall not be subject to assignment by the director. If a director does assign his or her right to any fees or Units credited to his or her account, the Company shall disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.

          8.           In no event shall any payment of fees deferred pursuant to this Plan or of Units be made with the Company's Common stock.

          9.          This Minerals Technologies Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors shall be governed and construed in accordance with the laws of the state of Delaware.

(July 1, 2004)